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                                                                  EXHIBIT 10.41


             FORM OF AMENDED & RESTATED TRADEMARK LICENSE AGREEMENT

      This Amended & Restated Trademark License Agreement (the "Agreement") is made effective as of the _____ day of ________, 2005, by and between CONTINENTAL AIRLINES, INC. ("Continental"), a corporation duly organized and validly existing under the laws of the State of Delaware, U.S.A., with its principal office at 1600 Smith Street, Houston, Texas, U.S.A. 77002, and COMPANIA PANAMENA DE AVIACION, S.A. (together with its Affiliates that are reasonably acceptable to Continental in terms of safety and quality of service, "COPA"), a corporation (sociedad anonima) duly organized and validly existing under the laws of the Republic of Panama ("Panama"), with its principal office at Ave. Justo Arosemena y Calle 39, Apartado 1572, Panama 1, Panama. "Affiliate" shall have the meaning given to such term in the Alliance Agreement.

                                    RECITALS

      WHEREAS, Continental and COPA entered into an alliance agreement dated May 22, 1998, as amended and restated on the date hereof , ("Alliance Agreement") regarding the providing of airline transportation services;

      WHEREAS, Continental is the owner of the names, marks, trade dress, and associated design elements set forth in Schedule 1 hereto, including any United States and foreign registrations and pending United States and foreign applications therefor and the goodwill attendant thereto ("Continental Marks");

      WHEREAS, COPA is the owner of the names, marks, trade dress, and associated design elements set forth on Schedule 2 hereto, including any United States and foreign registrations thereon and pending United States and foreign applications therefor and the goodwill attendant thereto ("COPA Marks");

      WHEREAS, Continental and COPA agreed in the Alliance Agreement to develop a new brand for COPA that will extend the brand identity of Continental (i.e., it will, subject to this Agreement, utilize as its principal elements the Continental Marks);

      WHEREAS, in connection with the development of COPA brand, the Continental Marks are being used as part of the composite marks and trade dress set forth on
Schedule 3 hereto ("Continental/COPA Co-Branded Marks") pursuant to the terms of this Agreement; and

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      WHEREAS Continental and COPA have previously entered into a Trademark
License Agreement dated May 24, 1999, and, for good and valuable consideration the parties now desire to amend and restate that prior Agreement through this Agreement;

      NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Continental and COPA agree as follows:

      1. Grant. Subject to the provisions of Section 2 herein, Continental hereby grants to COPA, and COPA accepts, a non-exclusive, personal, non-transferable, royalty-free right and license to adopt and use the Continental Marks as part of the Continental/COPA Co-Branded Marks in connection with the rendering of airline transportation services, subject to the conditions and restrictions set forth herein. Continental and COPA may mutually agree in writing to add additional Continental/COPA Co-Branded Marks to the list specified in Schedule 3.

      2. Limitations on Continental Grants to Third Parties. Continental shall not license the globe element of the Continental/COPA Co-Branded Marks to any airline without the prior written consent of COPA. Continental further agrees that it will not license the Continental/COPA Co-Branded Marks or the COPA Marks to any other airline after the termination of this Agreement without the prior written consent of COPA, and at no time shall Continental license any mark that incorporates or refers to the term COPA or any other mark owned or used exclusively by COPA. The limitations detailed in this paragraph 2 shall survive the termination of this Agreement.

      3. Use and Ownership of the Continental/COPA Co-Branded Marks. COPA is not required to use the Continental/COPA Co-Branded Marks. However, to the extent that COPA does use such marks, COPA shall use the Continental Marks as part of the Continental/COPA Co-Branded Marks only as authorized herein by Continental and in accordance with such standards of quality as Continental may establish. Continental shall at all times remain the owner of the Continental/COPA Co-Branded Marks and any registrations thereof. COPA's use of any Continental Marks and the Continental/COPA Co-Branded Marks shall, in all commercially reasonable instances, clearly identify Continental as the owner of such marks to protect Continental's interest therein. All use


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by COPA of the Continental Marks as part of the Continental/COPA Co-Branded
Marks shall inure to the benefit of Continental and COPA shall obtain no right, title or interest in and to the Continental Marks or the elements of the Continental/COPA Co-Branded Marks derived from the Continental Marks, or any other word, words, term, design, name or mark that is confusingly similar to the Continental Marks. Continental agrees that it shall obtain no right, title, or interest in and to any element of the Continental/COPA Co-Branded Marks that are derived exclusively from COPA's marks, such as the mark COPA and the beige "streak" design element of the Continental/COPA Co-Branded Marks, thus preserving the distinctive reference to COPA's identity. Should Continental cease all use of and abandon its "Globe Design" (such design being shown in Schedules 1-1 and 1-2) such that Continental no longer uses the "Globe Design" or a similar design during the term of this Agreement, Continental will promptly assign all right, title, and interest in the globe element of the Continental/COPA Co-Branded Marks, including United States Trademark Registration No. 2,360,006, to COPA.

      4. Registration. In the event COPA wishes to have any of the Continental/COPA Co-Branded Marks registered in any jurisdiction, it shall submit to Continental a written request for registration. Continental agrees that it will permit any such registrations as requested. All expenses incurred in connection with such requests for registration of the Continental/COPA Co-Branded Marks shall be paid by COPA. COPA shall promptly transfer to Continental, in accordance with applicable law, any application(s) filed by or on behalf of COPA to register any Continental/COPA Co-Branded Mark. COPA shall retain all rights in elements of any Continental/COPA Co-Branded Mark derived from the COPA Marks, and may register such elements in its own name without Continental's prior approval.

      5. Continental-Controlled Litigation. Continental at its sole expense shall take all steps that in its opinion and sole discretion are necessary and desirable to protect the Continental/COPA Co-Branded Marks against any infringement or dilution of any element of the Continental/COPA Co-Branded Marks derived from the Continental Marks. COPA agrees to cooperate fully with Continental in the defense and protection of the Continental/COPA Co-Branded Marks as reasonably requested by Continental. COPA shall report to Continental any infringement or imitation of, or challenge to, the


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Continental/COPA Co-Branded Marks, immediately upon becoming aware of same. COPA shall not be entitled to bring, or compel Continental to bring, an action or other legal proceedings on account of any infringements, imitations, or challenges to any element of the Continental/COPA Co-Branded Marks derived from the Continental Marks without the written agreement of Continental. Continental shall not be liable for any loss, cost, damage or expense suffered or incurred by COPA because of the failure or inability to take or consent to the taking of any action on account of any such infringements, imitations or challenges or because of the failure of any such action or proceeding. In the event that Continental shall commence any action or legal proceeding on account of such infringements, imitations or challenges, COPA agrees to provide all reasonable assistance requested by Continental in preparing for and prosecuting the same.

      6. COPA-Controlled Litigation. COPA at its sole expense shall take all steps that in its opinion and sole discretion are necessary and desirable to protect the Continental/COPA Co-Branded Marks against any infringement or dilution of any element of the Continental/COPA Co-Branded Marks derived from the COPA Marks. Continental agrees to cooperate fully with COPA in the defense and protection of the Continental/COPA Co-Branded Marks as reasonably requested by COPA. Continental shall report to COPA any infringement or imitation of, or challenge to, the Continental/COPA Co-Branded Marks, immediately upon becoming aware of same. Continental shall not be entitled to bring, or compel COPA to bring, an action or other legal proceedings on account of any infringements, imitations, or challenges to any element of the Continental/COPA Co-Branded Marks derived from the COPA Marks without the written agreement of COPA. COPA shall not be liable for any loss, cost, damage or expense suffered or incurred by Continental because of the failure or inability to take or consent to the taking of any action on account of any such infringements, imitations or challenges or because of the failure of any such action or proceeding. In the event that COPA shall commence any action or legal proceeding on account of such infringements, imitations or challenges, Continental agrees to provide all reasonable assistance requested by COPA in preparing for and prosecuting the same.

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      7.    Term. The initial term of this Agreement shall be coextensive with the term of the Alliance Agreement referenced above. The Agreement may be extended past the initial term, as set out in Section 9 below ("Wind-Up Term").

      8.    Termination.

            8.1 Material Breach. This Agreement and the non-exclusive license granted herein may be terminated by either party in the event of a material breach of this Agreement by the other party, provided that the breaching party does not cure such material breach to the reasonable satisfaction of the other party within thirty (30) days of receipt of written notice specifying the nature of the breach. The termination of this Agreement and the non-exclusive license granted herein shall be effective after the expiration of said thirty (30) day period, unless the identified material breach is cured within such period. 8.2 Alliance Agreement. This Agreement and the non-exclusive license granted herein may be terminated by either party if the Alliance Agreement is duly terminated (other than pursuant to Section D.3(a) or D.3(b)(iv) of the Alliance Agreement) by the terminating party pursuant to the terms thereof.

      9.    Wind-Up.

            9.1 Continental Termination. Upon termination of this Agreement by Continental pursuant to Sections 8.1 or 8.2 hereof (i) COPA shall cease all use of the globe element of the Continental/COPA Co-Branded Marks within two (2) years of the termination of this Agreement (unless such termination was related to a safety related breach by COPA, in which case COPA shall cease all use of the globe element of the Continental/COPA Co-Branded Marks within one (1) year of the termination of this Agreement) and (ii) COPA shall cease all use of the Continental/COPA Co-Branded Marks that encompass any other Continental Mark(s) within 45 days of such termination. COPA's post-termination use of the Continental/COPA Co-Branded Marks shall comply with all conditions and limitations set forth in this Agreement, as if this Agreement were still in effect.

            9.2 Other Termination. Upon termination of this Agreement by COPA pursuant to Sections 8.1 or 8.2 hereof or the initial term of this Agreement ends because either party terminates the Alliance Agreement pursuant to Section 3.D(a) or


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3.D(b)(iv) thereof, the initial term of this Agreement will end and this
Agreement will enter the Wind-Up Term. The Wind-Up Term will be in effect for so long as there exists a Continuing Relationship between COPA and Continental. For purposes of this Agreement, "Continuing Relationship" shall mean that Continental and COPA (a) are members of the same global Alliance, and/or (b) are parties to a commercial agreement with respect to frequent flyer cooperation or code share service between Continental and COPA. Although the parties will no longer have a Continuing Relationship, prior to the Applicable Date, COPA may request and Continental shall consider extending the Wind-up Term. As of the date that there ceases to be a Continuing Relationship between COPA and Continental (the "Applicable Date"), the Wind-Up Term will immediately end and the Agreement will automatically terminate. Thereafter, (i) COPA shall cease all use of the Continental/COPA Co-Branded Marks that encompass any Continental Mark(s) as part of its airplane paint scheme as soon as practicable but in no event later than within five (5) years of the Applicable Date, (ii) COPA shall cease all use of the Continental/COPA Co-Branded Marks that encompass any Continental Mark(s) on airport and other signage as soon as practicable but in no event later than within eighteen (18) months of the Applicable Date, and
(iii) COPA shall cease all other use of the Continental/COPA Co-Branded Marks that encompass any Continental Mark(s) as soon as practicable but in no event later than within nine (9) months of the Applicable Date. COPA's post-termination use of the Continental/COPA Co-Branded Marks shall comply with all conditions and limitations set forth in this Agreement, as if this Agreement were still in effect. COPA further agrees that after the Applicable Date it shall not repaint any airplanes with a paint scheme containing the Continental/COPA Co-Branded Marks that encompass any Continental Mark(s), nor will it replace or re-stock or otherwise contract any materials containing the Continental/COPA Co-Branded Marks that encompass any Continental Mark(s). For example, if one year after the Applicable Date, a COPA airplane needs to be repainted (or a sign replaced), COPA shall not repaint the airplane (or replace the sign) with a paint scheme (or a new sign) containing the Continental/COPA Co-Branded Marks that encompass any Continental Mark(s).

            9.3 Post Wind-Up. After the applicable wind-up period, COPA shall not make use of any word, words, term, design, name, trade dress, or mark

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confusingly similar with the Continental Marks so that any such word, words, term, design, name or mark would present a likelihood of confusion or otherwise suggest a continuing relationship between COPA and Continental, and Continental shall not make use of any word, words, term, design, name or mark confusingly similar with the COPA Marks so that any such word, words, term, design, name or mark would present a likelihood of confusion or otherwise suggest a continuing relationship between COPA and Continental.

      10. Relationship of the Parties. The relationship of Continental and COPA pursuant to this Agreement shall be that of independent contractors. The relationship between Continental and COPA by virtue of this Agreement is not that of partners, joint venturers, or principal/agent. Continental shall not by virtue of this Agreement control or have the right to control the methods and means by which COPA offers its goods or services in association with the Continental/COPA Co-Branded Marks. In the event that COPA fails to use the Continental/COPA Co-Branded Marks in accordance with Continental's quality standards, Continental shall not have the right pursuant to this Agreement to exercise any control over the activities of COPA; instead, Continental's right pursuant to this Agreement shall be to terminate COPA's right to use the Continental/COPA Co-Branded Marks. COPA shall defend, indemnify and hold harmless Continental from and against any and all third party claims, demands or causes of action for personal injury, property damage, or economic loss caused by COPA's actions or inactions that in any way involve, arise out of, relate to or are based upon COPA's use of the Continental/COPA Co-Branded Marks (other than a third party claim that Continental does not have clear title to the Continental/COPA Co-Branded Marks or that an element of a Continental/COPA Co-Branded Mark infringes the third party's trademark rights), and all losses, expenses (including reasonable attorneys fees), liabilities or judgment incurred by Continental as a result of such third party claims, demands or causes of action. This contractual right of indemnification shall apply even if Continental is alleged or adjudicated to have been negligent or otherwise at fault in allowing COPA to use the Continental/COPA Co-Branded Marks.

      11. Assignment. The non-exclusive license granted by Continental to COPA is personal to COPA and may not be assigned, sub-licensed or transferred by COPA in


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any manner without the written consent of a duly authorized representative of
Continental.

      12.   Miscellaneous.

            12.1 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and merges all prior discussions, representations and negotiations with respect to the Continental/COPA Co-Branded Marks. Notwithstanding the foregoing, the provisions of Section F.5. of the Alliance Agreement shall remain in effect.

            12.2. Governing Law. This Agreement shall be interpreted, construed and enforced pursuant to the laws of the State of Texas.

            12.3 Amendments Only in Writing. This Agreement may only be amended or modified in a writing signed and subscribed to by both parties.

            12.4. Severability. The provisions of this Agreement are independent of each other and the invalidity of any provision or a portion hereof shall not affect the validity or enforceability of any other provision. In the event that any particular provision is found to be invalid or unenforceable, the parties will negotiate in good faith to replace such provision with a valid and enforceable provision that approximates as closely as possible the intent of the parties as reflected in the original provision.

            12.5 Waiver. Any delay or failure on the part of either party to enforce its rights hereunder to which it may be entitled shall not be construed as a waiver of the right and privilege to do so at any subsequent time.

            12.6 Binding Agreement. The provisions of this Agreement will be binding upon and inure to the benefit of the parties and their respective subsidiaries, related and affiliated companies, and agents.

            12.7 Counterparts. This Agreement shall be executed in counterparts, each of which shall be deemed to be an original.

            12.8 Section Headings. Any section headings herein are for convenience only and shall not be considered in the interpretation of this Agreement.

            12.9 Bankruptcy. The parties hereto acknowledge and accept the provisions of 11 U.S.C. Section 365(n) governing the rights of licensees in the event of a licensor's bankruptcy.

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            12.10 Further Assurances. Each party agrees to provide such further assurances and execute such additional documents as may be reasonably requested by the other in furtherance of the purpose and terms of this Agreement.

      IN WITNESS WHEREOF, Continental and COPA, appearing through their duly authorized representatives, having executed this instrument to be effective as of the date first above written.

CONTINENTAL AIRLINES, INC.                COMPANIA PANAMENA DE
                                          AVIACION, S.A.

By: ___________________________           By: __________________________
Title:__________________________          Title:_________________________


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                                                                      SCHEDULE 1

                                CONTINENTAL MARKS

BUSINESSFIRST
CONTINENTAL
CONTINENTAL AIRLINES
CONTINENTAL CARGO
CONTINENTAL VACATIONS
ONEPASS
PRESIDENTS CLUB
PRESTIGE PACKS
QUICKPAK
REWARDONE
WORK HARD. FLY RIGHT.
WORLD OF THANKS
CONTINENTAL'S GLOBE LOGO (DESIGN) IN COLOR
CONTINENTAL'S GLOBE LOGO (DESIGN) IN BLACK & WHITE
CONTINENTAL & DESIGN


e.g.:


                           (CONTINENTAL AIRLINES LOGO)



                                  Schedule 1-1

                                                                      SCHEDULE 1



                                CONTINENTAL MARKS

                              CONTINENTAL AIRLINES

                                "AIRCRAFT LIVERY"




                                  Schedule 1-2
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                                                                      SCHEDULE 2

                                   COPA MARKS

COPA
COPAAIR.COM
COPAAIR.COM ENTRA, AHORRA Y GANA
COPA AIRLINES
COPA AIRLINES BUSINESS REWARDS
COPA AIRLINES CLASE EJECUTIVA
COPA CONVENCIONES
COPA CONVENTION
COPA AIRLINES CONVENTION
COPAPASS
COPACLUB
COPA CARGO
COPA AIRLINES CARGO
COPA AIRLINES PRIORITY CARGO
COPA COURIER
COPA AIRLINES CORPORATE
COPA VACACIONES
COPA VACATIONS
COPA AIRLINES VACATIONS
E-RRESISTIBLES
VOLANDITO
LA FORMA MAS DIRECTA DE CONECTARSE CON AMERICA
LA GRAN LINEA AEREA DE PANAMA
THE AIRLINE OF PANAMA
HUB OF THE AMERICAS - PANAMA
HUB DE LAS AMERICAS
PANORAMA DE LAS AMERICAS

3-prong beige streak design


COPA AND DESIGN


e.g.:





                                  Schedule 1-2